SECURITIES AND EXCHANGE COMMISSION
WASHINGTON D.C. 20549

FORM 8-K

Current Report

Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	March 28, 2003
Protection One, Inc. (Exact Name of Registrant as Specified in Charter)	Protection One Alarm Monitoring, Inc. (Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	Delaware (State or Other Jurisdiction of Incorporation)

1-12181-01 (Commission File Number)	1-12181 (Commission File Number)

93-1063818 (I.R.S. Employer Identification No.)	93-1065479 (I.R.S. Employer Identification No.)

818 S. Kansas Avenue Topeka, Kansas 66612 (Address of Principal Executive Offices, Including Zip Code)	818 S. Kansas Avenue Topeka, Kansas 66612 (Address of Principal Executive Offices, Including Zip Code)

(785) 575-1707 (Registrant’s Telephone Number, Including Area Code)	(785) 575-1707 (Registrant’s Telephone Number, Including Area Code)

Protection One, Inc.

Item 5.           Other Events

On March 28, 2003, Protection One, Inc. (the “Company”) announced unaudited financial results for the fourth quarter and full year ended December 31, 2002.  A copy of the Company’s press release describing its results is attached hereto as Exhibit 99.1.

The Company also announced that it would file its Annual Report on Form 10-K not later than 15 days following March 31, 2003, pursuant to Rule 12b-25 under the Securities Exchange Act of 1934.  This delay will provide sufficient time for a special committee of the Board of Directors of Westar Energy, Inc. (“Westar”), the 88% owner of the Company, to complete its previously announced investigation.  At that time, the Company’s independent auditor will be able to complete its audit of the Company’s financial statements.  The Company has been advised that the special committee of the Board of Directors of Westar has advised Westar that the results of its investigation are not expected to result in adjustments to the Company’s financial statements.

Item 7.           Financial Statements and Exhibits

(c) Exhibits

Exhibit 99.1—Press Release, dated March 28, 2003

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, each Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Protection One, Inc.

Date: April 2, 2003	By:	/s/ Darius G. Nevin
Darius G. Nevin Executive Vice President and Chief Financial Officer

Protection One Alarm Monitoring, Inc.

Date: April 2, 2003	By:	/s/ Darius G. Nevin
Darius G. Nevin Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit Number	Description of Exhibit

99.1	Press Release, dated March 28, 2003